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                                                                      EXHIBIT 21





                              PATHMARK STORES, INC.

                              LIST OF SUBSIDIARIES


       NAME                                            STATE OF INCORPORATION
       ----                                            ----------------------

Adbrett Corp.....................................              Delaware
AAL Realty Corp..................................              New York
Bridge Stuart, Inc...............................              New York
GAW Properties Corp..............................              New Jersey
East Brunswick Stuart LLC........................              Delaware
Glenolden Stuart, Inc............................              Delaware
Lancaster Pike Stuart LLC........................              Delaware
Plainbridge LLC..................................              Delaware
PTMK Corp........................................              Delaware
Supermarkets Oil Co..............................              New Jersey
Upper Darby Stuart LLC...........................              Delaware